EXHIBIT 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock, par value $0.001 per share, of Great Elm Group, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed by PC Elfun LLC, as the designated filer, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 8, 2022

PC ELFUN LLC

/s/ Daniel J. Hopkins
Name: Daniel J. Hopkins
Title: Manager

PINE CREST CAPITAL LLC

/s/ Daniel J. Hopkins
Name: Daniel J. Hopkins
Title: Manager

/s/ Michael Hughes
Michael Hughes, individually

/s/ Daniel J. Hopkins
Daniel J. Hopkins, individually